SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by rule 14a-
     6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                                 FX ENERGY, INC.
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                FX ENERGY, INC.

                                 March 30, 1999




Dear FX Energy Stockholder:

      Our 1998 Annual Report and our Proxy Statement for the 1999 Annual Stockholders' Meeting of FX Energy, Inc. (the "Company"), are enclosed. At this meeting, we will seek your support for the election of directors and for the approval of our 1998 Stock Option Plan.

      These are important considerations for all Stockholders. Therefore, the Board urges you to review each of these proposals carefully. The enclosed Proxy Statement discusses the intended benefits as well as possible disadvantages of these proposals.

      Your Board of Directors believes that the adoption of all of the proposals is in the best interests of all Stockholders.

Sincerely,

FX ENERGY, INC.



FX ENERGY, INC.
March 30, 1999


/s/ David N. Pierce
President

                                FX ENERGY, INC.
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999

TO THE STOCKHOLDERS OF FX ENERGY, INC.:

     The 1999 Annual Meeting of the Stockholders (the "Annual Meeting") of FX Energy, Inc. (the "Company"), will be held in the Casper Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on May 4, 1999. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1) To elect two directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

(2)  To approve the FX Energy, Inc., 1998 Stock Option and Award Plan; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE 13,504,503 SHARES OF THE COMPANY'S COMMON STOCK ISSUED AND OUTSTANDING AS OF THE CLOSE OF BUSINESS ON MARCH 10, 1999 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

     HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING ON THE RECORD DATE MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.

     THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

                                         FX ENERGY, INC.
                                         By Order of the Board Of Directors



                                         /s/ Scott J. Duncan, Secretary

Salt Lake City, Utah
March 30, 1999



                                   IMPORTANT
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THEUNITED STATES.
                                SPECIAL REQUEST

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE, OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                                FX ENERGY, INC.
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the management of FX Energy, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held in the Casper Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on May 4, 1999, at 10 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The enclosed Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed Proxy, the Proxy will be voted at the Annual Meeting:

(1) FOR the election of two nominees of management set forth herein as directors of the Company to serve as directors until the expiration of their respective terms and until their successors are elected and qualified;

(2) FOR approval of the FX Energy, Inc., 1998 Stock Option and Award Plan (the "Plan"); and

(3) IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

     The enclosed Proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the Secretary of the Company, by submitting a new Proxy bearing a later date, or by voting in person at the Annual Meeting. If the Proxy is returned to the Company without specific direction, the Proxy will be voted in accordance with the Board of Directors' recommendations as set forth above.

      The entire expense of this Proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This statement and form of Proxy were first mailed to Stockholders on or about March 30, 1999.

     Only holders of the Company's 13,504,503 shares of Common Stock, par value $0.001 (the "Common Stock"), issued and outstanding as of the close of business on March 10, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 13,504,503 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and the Company's Articles of Incorporation and Bylaws, the election of directors requires the vote of a plurality of the shares present at the Annual Meeting. All other matters except certain specified extraordinary matters are considered approved by the Stockholders if approved by at least a majority of the shares present at a meeting of the Stockholders at which a quorum is present. Therefore, abstentions and broker non-votes will have the same legal effect as a vote against matters other than the election of directors; abstentions and broker non-votes will not be counted for the election of directors.


     Officers and directors holding an aggregate of 1,095,360 shares of Common Stock, or approximately 8.4% of the issued and outstanding shares, have indicated their intent to vote in favor of all proposals.


                       PROPOSAL 1:  ELECTION OF DIRECTORS

GENERAL

      The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. At the Annual Meeting, two directors will be elected to serve three-year terms.

      Votes will be cast, pursuant to authority granted by the enclosed Proxy when properly executed and returned to the Company, for the election of the nominees named below as directors of the Company, except as otherwise specified in the Proxy. In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person as may be designated by the Board of Directors. Biographical information follows for each person nominated and for each director whose term of office will continue after the Annual Meeting. The officers of the Company are elected at the Annual Meeting of the Board of Directors to hold office until their respective successors are elected and qualified. The information concerning the nominees and directors and their security holdings has been furnished by them to the Company. (See "Principal Stockholders" below.)

EXECUTIVE OFFICERS, DIRECTORS, AND NOMINEES

      The Board of Directors' nominees for election as directors of the Company at the Annual Meeting are David N. Pierce and Peter L. Raven. The following table sets forth the name, age, term of directorship, and principal business experience of each executive officer and director of the Company who has served in such position since the Company's last fiscal year:

                     DIRECTOR   TERM           BUSINESS EXPERIENCE DURING PAST
     NAME       AGE   SINCE   EXPIRES           FIVE YEARS AND OTHER INFORMATION
--------------- ---  ------   ------- ---------------------------------------------

David N. Pierce  52    1992     1999 President, Director and Chairman of the Company
                                     since 1992.  For over three years prior to 1992,
                                     Vice-President and Director of the Company's
                                     predecessor, Frontier Exploration Company, co-
                                     founded with his brother, Andrew W. Pierce in
                                     January 1989.  Executive capacities with privately
                                     held oil and gas companies since 1979. Graduate of
                                     Princeton University and Stanford Law School.

Andrew W. Pierce 51    1992     2000 Vice-President and Director of the Company since
                                     1992.  For over three years prior to 1992,
                                     President and Director of the Company's
                                     predecessor, Frontier Exploration Company, co-
                                     founded with his brother, David N. Pierce, in
                                     January 1989, which was acquired by the Company in
                                     1992.

Thomas B.        62    1995     2001 Vice-chairman of the Board of Directors. Engaged in
 Lovejoy(1)                          financial advisory and investment banking
                                     activities since 1961.  In 1992, formed Lovejoy
                                     Associates, Inc., Greenwich, Connecticut, to
                                     provide financial strategic advice respecting
                                     private placements, mergers and acquisitions.
                                     1989-1992, managing director of natural resource,
                                     utility, and mining groups for Prudential
                                     Securities, Inc., New York City.  1980 to 1988,
                                     managing director of the energy, and natural
                                     resources group of Paine Webber, Inc.  Since 1993,
                                     Director of Scaltech, Inc., Houston, Texas, a
                                     processor of petroleum refinery oil waste. B.S.
                                     from the Massachusetts Institute of Technology and
                                     M.B.A. from Harvard Business School.

Peter L.         60    1996     1999 Retired, President of American Ultramar.  From 1957
Raven(1)                             through 1985, various positions with Ultramar, PLC,
                                     London, England, a fully integrated oil and gas
                                     company, and its U.K. and American held
                                     subsidiaries, including chief financial officer of
                                     Ultramar PLC.  From 1985 through 1988, Executive
                                     Vice-President, and from 1988 through 1992,
                                     President of American Ultramar. Graduate of the
                                     Downside School in England, the Institute of
                                     Chartered Accountants in 1962, and the Harvard
                                     Business School Advanced Management Program in
                                     1987.

Scott J. Duncan  50    1993     2001 Vice-President Investor Relations, Secretary and
                                     Director of the Company.  Financial consultant to
                                     the Company from its inception through April 1993,
                                     when he became the Company's Treasurer until
                                     December 1998.  Graduate of the University of Utah
                                     School of Business.

Jay W. Decker(1) 47    1996     2000 President of Patina Oil & Gas Corporation, an
                                     independent oil company, Denver, Colorado, since
                                     March 1998 and Director since May 1996. From
                                     September 1995 through March 1998, Executive Vice-
                                     President and Director of Hugoton Energy
                                     Corporation, an independent oil company.  From 1989
                                     until its merger into Hugoton, President and Chief
                                     Executive Officer of Consolidated Oil & Gas, Inc.,
                                     Denver, Colorado. Prior to 1989, Vice-President of
                                     Operations for General Atlantic Energy Company and
                                     in various capacities for Peppermill Oil Company,
                                     Wainoco Oil & Gas, and Shell Oil Company. B.S.
                                     degree from the University of Wyoming.

Jerzy B.         48    1996     2000 Vice-President of International Exploration and
Maciolek                             Director of the Company.  Employed by the Company
                                     since September 1995.  Instrumental in the
                                     Company's exploration efforts in Poland. Member of
                                     the Advisory Board of the Polish Oil and Gas
                                     Company.  Prior to becoming a Company employee, a
                                     private consultant for over five years, including
                                     consulting on hydrocarbon potential of Poland and
                                     Kazakhstan, translating and interpreting geological
                                     and geophysical information for several integrated
                                     hydrocarbon potential reports on Poland and
                                     Kazakhstan and developing applied integrated
                                     geophysical interpretations over gold mines in
                                     Nevada, California, and Mexico.  Since 1992,
                                     provided consulting services to the Company
                                     regarding exploration projects in the western
                                     United States and Poland. M.S. in exploration
                                     geophysics from the Mining and Metallurgy Academy
                                     in Krakow, Poland.

Dennis L. Tatum  37    N/A      N/A  Vice President and Treasurer of the Company.
                                     Joined the Company in March 1997 as Controller
                                     prior to becoming Treasurer in December 1998. From
                                     1989-1997, employed by Zilkha Energy, a private oil
                                     and gas firm with interests in the Gulf of Mexico,
                                     where he was instrumental in overseeing joint
                                     ventures.  From 1987-1989, employed by  Global
                                     Natural Resources, a public oil and gas firm with
                                     domestic and international holdings, where he was
                                     responsible for acquisition accounting.  From 1983-
                                     1987, employed by for Roosth & Genecov, a private
                                     real estate and oil and gas firm in Tyler, Texas.
                                     B.B.A. in Accounting from University of Texas at
                                     Tyler in 1983, CPA certificate from the state of
                                     Texas in 1984.

(1) Member of the Compensation and Audit Committees of the Board of Directors of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors had four formal meetings during 1998 and one meeting to date in 1999. The directors also discussed the business and affairs of the Company informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings. Jerzy B. Maciolek, a Director and Vice President of International Exploration of the Company who is responsible for the Company's day to day activities in Poland, consulted with the members of the Board of Directors informally from time to time during 1998, but did not attend any formal meeting.

      The Audit Committee met twice during 1998 and has met once to date in 1999 to review the results of the audit of the 1998 financial statements of the Company by its auditor. The Audit Committee recommends the selection of independent auditors, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, related party transactions, where appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committee's responsibilities also include compliance responsibilities to develop policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations.

      The Compensation Committee met twice during 1998 to review and approve stock option grants and bonus payments for the 1998 year. The Compensation Committee has met once to date in 1999. The Compensation Committee has the responsibility of reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives throughout the Company.

      In connection with the adoption of a Stockholder Rights Plan, the Board of Directors has also previously formed a Rights Redemption Committee to perform certain functions in accordance with such plan and appointed Messrs. David N. and Andrew W. Pierce, Lovejoy, Raven, and Decker to such committee. The Rights Redemption Committee has not met.

VOTE REQUIRED

     Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Annual Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES OF MANAGEMENT, DAVID N. PIERCE AND PETER L. RAVEN, AS DIRECTORS OF THE COMPANY, TO SERVE IN SUCH CAPACITIES UNTIL THE EXPIRATION OF THEIR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

     Consulting Agreement

      Pursuant to a consulting agreement with the Company, Lovejoy Associates, Inc., a company owned by Thomas B. Lovejoy, advised the Company respecting future financing alternatives, identification of possible sources of debt and equity financing and the Company's relationship with the investment community, at a fee of $10,000 per month commencing October 15, 1995, through December 31, 1997. The agreement was extended during 1998 at a rate of $15,000 per month for January and February 1998 and a subsequent rate of $17,000 per month thereafter through December 31, 1998. The agreement has been extended through 1999 at the same rate of $17,000 per month with payments deferred until such time the Company secures additional financing.

     Option Exercises and Loans

     The Company advanced to David N. Pierce $150,000 during 1997 and $50,000 during 1998. The advances were originally evidenced by a note payable to the Company with interest at 7.7% payable on or before December 31, 1998.

     On February 17, 1998, David N. and Andrew W. Pierce, executive officers and directors, exercised options that were to expire on May 6, 1998, to purchase 150,000 shares each of the Company's common stock at a price of $1.50 per share. The executives paid the option exercise price by applying a $100,000 bonus awarded to each of the officers in 1997 and signing a full recourse note payable to the Company for $125,000 each originally due, with interest at 7.7%, by December 31, 1998. The closing price of the Company's common stock was $7.375 per share on February 17, 1998. The foregoing option exercises, which the Company's Compensation Committee endorsed consistent with its objective that management should increase its equity stake in the Company, resulted in taxable income at ordinary rates to each executive of $881,250, the amount by which the market price of the stock as of the date of exercise exceeded the exercise price for the 150,000 shares purchased, notwithstanding the fact that the transaction generated no cash with which the executives could pay such taxes. In order to assist such executives in meeting these income tax and other obligations so that they would not be required to raise funds through the premature sale of the Company's common stock in the trading market before the opportunity for the Company to realize results from currently planned exploration drilling, the disinterested directors unanimously approved interim loans to such individuals to assist them in meeting their short-term obligations.

     In consideration of the agreement of David N. Pierce and Andrew W. Pierce to not sell shares of Common Stock in market transactions, the Company agreed to aggregate advances through April 15, 1999 of $950,954 to David N. Pierce, including amounts previously advanced, and $769,924 to Andrew W. Pierce. The total advance commitment to such executives by the Company under the new agreement, including prior loan amounts, is $1,720,000. All amounts due from such officers, including amounts for the exercise of options and prior advances discussed above, are now repayable, with interest at 7.7% from the date of the separate advances, in cash or by the delivery of the Company's common stock, by December 31, 1999. The loans are evidenced by limited recourse promissory notes. The repayment of $125,000 under each loan, the portion of the note related to the exercise price of the options, is a full recourse obligation under each note. To the extent of all amounts in excess of $125,000 in principal and interest, the notes are non-recourse and are collateralized by shares of the Company's common stock valued at $7.375 per share, the market price of the shares on the date of exercise, equal to the amount advanced. Both of the officers agreed to not sell any of the Common Stock until the later of the announcement of the results of the first two Apache exploratory wells in Poland or the first commercially successful well in Poland or December 31, 1998. Thereafter, the Company may demand payment of the obligations on 45 days' written notice, in which case the officers may elect to repay the obligation by paying cash or tendering the shares of the Common Stock pledged as security or other shares with a current market value equal to the amount due. The loans may be prepaid by the executives at any time, with any payments applied first against the full recourse obligations of the loan. As of December 31, 1998, notes receivable from officers, including interest, was $1,304,527.


PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of the Record Date, the name, address and shareholdings of each person who owns of record, or was known by the Company to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group. Options include only vested amounts; unvested options are excluded.

                                                            PERCENTAGE
                             NATURE OF                          OF
NAME OF BENEFICIAL OWNER     OWNERSHIP     AMOUNT(1)        OWNERSHIP(2)
-------------------------   ----------    -----------    --------------
DIRECTORS AND PRINCIPAL STOCKHOLDERS

 David N. Pierce           Common Stock      198,493(3)        1.5%
                           Options           568,334(6)        4.2
                                             -------          ----
                           Total             766,827           5.6


 Andrew W. Pierce          Common Stock      214,000           1.6
                           Options           530,000(6)        3.9
                                             -------          ----
                           Total             744,000           5.5


 Thomas B. Lovejoy         Common Stock      464,867(4)        3.6
                           Options           420,000(6)        3.1
                                             -------          ----
                           Total             884,867           6.6


 Scott J. Duncan           Common Stock      175,500(5)        1.3
                           Options           120,000(6)        0.9
                                             -------          ----
                           Total             295,500           2.2


 Peter L. Raven            Common Stock       40,000           0.3
                           Options             6,000(6)        0.1
                                             -------          ----
                           Total              46,000           0.4


 Jay W. Decker             Options             8,000(6)        0.1

 Jerzy B. Maciolek         Options           280,001(6)        2.1


 Dennis L. Tatum           Common Stock        2,500           0.0
                           Options            15,068(6)        0.1
                                             -------          ----
                           Total              17,568           0.1

ALL EXECUTIVE OFFICERS     Common Stock    1,095,360           8.4
AND DIRECTORS AS A GROUP   Options         1,947,403          13.0
(8 SONS)                                   ---------          ----
                           Total           3,042,763          20.3%
                                           =========          ====


(1) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment, and dispositive power.
(2) Calculations of total percentages of ownership outstanding for each individual assumes the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.
(3) Includes 44,000 shares held by Mr. Pierce as custodian for minor children. Mr. Pierce is deemed to hold or share voting and dispositive power over all
     of such shares.   Excludes 19,000 shares held by Mr. Pierce's wife, Mary
     Phillips, and 23,000 held by Mary Phillips as custodian for a minor child, of which Mr. Pierce disclaims beneficial ownership. Mr. Pierce's address is in care of the Company.
(4) Includes 41,000 shares held in trust for the benefit of Mr. Lovejoy's children, 49,500 shares held in Mr. Lovejoy's IRA account, 10,000 shares held by Mr. Lovejoy's spouse's IRA account, and 210,000 shares held by Lovejoy Associates, Inc., (of which Mr. Lovejoy is sole owner). Mr. Lovejoy is deemed to hold dispositive power over all of such shares. Mr. Lovejoy's address is 48 Burying Hill Road, Greenwich CT 06831.
(5) Includes 123,000 shares held by Mr. Duncan jointly with his wife, Cathy H. Duncan; 7,000 shares held solely by Cathy H. Duncan; and 48,000 shares held by Cathy Duncan as custodian for minor children. Mr. Duncan is deemed to hold or share voting and dispositive power over all of such shares.
(6) These vested options give the holders the right to acquire shares of Common Stock at prices ranging from $1.50 to $10.25 per share with various expiration dates ranging from August 2000 to December 2005.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to the Company during or respecting its last fiscal year ended December 31, 1997, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company or any other person known to be subject to
Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.


EXECUTIVE COMPENSATION

      Summary Compensation

      The following table sets forth, for the last three fiscal years of the Company, the annual and long term compensation earned by, awarded to, or paid to the person who was Chief Executive Officer of the Company and each other Executive Officer of the Company as of the end of the last fiscal year (the "Named Executive Officers").

[CAPTION]

                                                         LONG TERM COMPENSATION
                                                         --------------------------
                           ANNUAL COMPENSATION            AWARDS          PAYOUTS

      (A)        (B)     (C)     (D)                  (F)       (G)      (H)    (I)
                                          OTHER              SECURITIES         ALL
                YEAR                      ANNUAL  RESTRICTED  UNDERLYING        OTHER
   NAME AND     ENDED                    COMPEN-    STOCK     OPTIONS/  LTIP  COMPEN-
   PRINCIPAL    DEC.    SALARY  BONUS     SATION   AWARD(S)     SARS   PAYOUTS SATION
   POSITION      31,     ($)    ($)(1)     (E)       ($)       (NO.)     ($)   ($)
-------------   -----   ------  ------   -------   -------    -------- ------ -------

David N.        1998  $185,600 $185,760 $100,000(2)    --        60,000  --     --
 Pierce
  President     1997  153,456  185,760      --        --         55,000  --     --
  (CEO)
                1996  129,000   80,000      --        --         75,000  --     --


Andrew W.       1998  $134,400 $115,200 $100,000(2)    --        50,000  --     --
 Pierce
  Vice-         1997  114,267  115,200      --        --         45,000  --     --
  President
  (COO)         1996  111,753   80,000      --        --         65,000  --     --


Scott J.        1998  $105,000 $90,000      --        --         50,000  --     --
 Duncan
  Vice          1997  88,750    90,000      --        --         45,000  --     --
  President
  Secretary     1996  67,500    50,000      --        --         55,000  --     --


Jerzy B.        1998  $134,400 $115,200 $100,000(3)    --        50,000  --     --
 Maciolek
 Vice-President 1997  113,600  115,200      --        --         45,000  --     --
  Exploration   1996  87,000    80,000      --        --         65,000  --     --


Dennis L.       1998  $88,000  $60,000      --        --         50,000  --     --
 Tatum
 Vice-President 1997  60,615    34,000      --        --         45,200  --     --
  Treasurer     1996  --          --        --        --             --  --     --


(1) All 1998 bonuses were approved by the Company's Board of Directors and accrued, but will not be paid in cash until the Company raises a significant amount of additional capital.
(2) During 1998, David N. Pierce and Andrew W. Pierce applied a $100,000 bonus, which was awarded to them during 1997 against stock options. (See "Certain Relationships and Related Transactions.")
(3) During 1998, Jerzy B. Maciolek was awarded a $100,000 bonus to be used against future stock option exercises or payable in cash in the event his employment with the Company is terminated. At the end of 1998, Mr. Maciolek had not used the $100,000 bonus.


     Option/SAR Grants in Last Fiscal Year

      The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to the Named Executive Officers of the Company.

[CAPTION]


      (A)             (B)          (C)           (D)          (E)
                              % OF TOTAL                               POTENTIAL REALIZABLE
                              OPTIONS/SARS                            VALUE AT ASSUMED RATES
                 NUMBER OF    GRANTED TO                                 OF SHARE PRICE
                 SECURITIES    EMPLOYEES                            APPRECIATION FOR OPTION                   TERM ($)
                 OPTIONS/SARS DURING FISCAL BASE PRICE  EXPIRATION    --------------------
      NAME       GRANTED (NO.)    YEAR       ($/SHARE)     DATE          5%          10%
---------------- -------------  --------   -----------    ----------  --------   ---------
David N. Pierce     60,000       12.5%        $8.625      11/10/05   $210,869    $491,488
Andrew W. Pierce    50,000       10.4          8.625      11/10/05    175,724    409,573
Scott J. Duncan     50,000       10.4          8.625      11/10/05    175,724    409,573
Jerzy B.            50,000       10.4          8.625      11/10/05    175,724    409,573
Maciolek
Dennis L. Tatum     50,000       10.4          8.625       11/10/05    175,724    409,573

See the following for a discussion of the terms of the options granted to executive officers.

     Aggregate Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Values
      The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the Named Executive Officers and the fiscal year end values of unexercised options and SARs.

[CAPTION]

       (A)              (B)          (C)             (D)                    (E)
                                             NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED      IN-THE-MONEY
                                            OPTIONS/SARS AT FY END OPTIONS/SARS AT FY END
                  SHARES ACQUIRED   VALUE           (NO.)                    ($)
                    ON EXERCISE   REALIZED       EXERCISABLE/           EXERCISABLE/
       NAME            (NO.)         ($)        UNEXERCISABLE         UNEXERCISABLE(1)
----------------  --------------- --------- --------------------  ---------------------

David N. Pierce       150,000    $1,143,750 568,334 / 196,666 (2) $3,689,170 / $930,830
Andrew W. Pierce      150,000     1,143,750 530,000 / 180,000 (3)  3,340,000 / 892,500
Scott J. Duncan         --           --     120,000 /  80,000 (4)    477,500 / 180,000
Jerzy B. Maciolek       --           --     280,001 / 179,999 (5)  1,554,583 / 434,167
Dennis L. Tatum         --           --      15,068 /  80,132 (6)     50,650 / 176,300


(1) Based on the closing sales price for the Common Stock of $10.125 on December 31, 1998.
(2) Consists of options to purchase 500,000 shares of Common Stock becoming exercisable in installments of 100,000 shares per year commencing June 1, 1995, at an exercise price of $3.00 per share expiring June 9, 2004; 100,000 shares of Common Stock at an exercise price of $3.00 per share expiring October 5, 2000; 50,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 55,000 shares of Common Stock becoming exercisable in installments of 18,333 shares per year commencing December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; and 60,000 shares of Common Stock becoming exercisable in installments of 20,000 shares per year commencing November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005.
(3) Consists of options to purchase 500,000 shares of Common Stock becoming exercisable in installments of 100,000 shares per year commencing June 1, 1995, at an exercise price of $3.00 per share expiring June 9, 2004; 50,000 shares of Common Stock at an exercise price of $3.00 per share expiring October 5, 2000; 65,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing on December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; and 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005.
(4) Includes options to purchase 50,000 shares of Common Stock at an exercise price of $3.00 expiring October 5, 2000; 55,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; and 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005.
(5) Includes options to purchase 150,000 shares of Common Stock at any time through August 30, 2000, at an exercise price of $1.50; 65,000 shares of Common Stock at an exercise price of $8.875 per share through November 4, 2001; 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on May 12, 1998, at an exercise price of $8.25 per share, expiring May 11, 2004; 100,000 shares of Common Stock becoming exercisable in installments of 33,333 shares per year commencing on July 18, 1998, at an exercise price of $7.25 per share, expiring July 17, 2004; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; and 50,000 shares of Common Stock becoming exercisable in installments of 16,667 per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005.
(6) Includes options to purchase 10,000 shares of Common Stock exercisable in installments of 3,333 shares per year commencing on September 12, 1998, at $7.25 per share, expiring September 12, 2004; 35,200 shares of Common Stock exercisable in installments of 11,733 shares per year commencing on December 1, 1998, at an exercise of $6.625 per share expiring December 1, 2004; and 50,0000 shares of Common Stock exercisable in installments of 16,667 per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005.

     Directors' Compensation

     The Company reimburses its directors for costs incurred by them in attending meetings of the Board of Directors and its committees. The Company does not pay any separate compensation to employees who serve on the Board of Directors.

     The Company paid Thomas B. Lovejoy's company, Lovejoy Associates, Inc., $15,000 per month during January and February 1998 and $17,000 per month thereafter through December 31, 1998. The agreement was extended for 1999 at the same rate of $17,000 per month with payments deferred until such time as the Company secures additional funding. During 1998, Thomas B. Lovejoy was granted seven-year options to purchase 50,000 shares of Common Stock at $8.625; Peter L. Raven received a cash fee of $18,000 and was granted seven-year options to purchase 6,000 shares of Common Stock at $8.625; and Jay W. Decker received a cash fee of $18,000 and was granted seven-year options to purchase 6,000 shares of Common Stock at $8.625. The exercise price of the foregoing options is equal to the market price of the Common Stock as of the date of grant.

      Employment Agreements, Termination of Employment, and Change in Control

     The Company has entered into executive employment agreements with each of the Named Executive Officers. Each employment agreement is for a three-year term and is automatically extended for an additional year on the anniversary date of such agreement. The agreements provided for annual salaries during 1998 of David N. Pierce, $185,600; Andrew W. Pierce, $134,400; Scott J. Duncan, $105,000; Jerzy B. Maciolek, $134,400; and Dennis L. Tatum, $88,000. In addition, the Named Executive Officers may receive such bonuses or incentive compensation as the Board of Directors or Compensation Committee may deem appropriate. Each agreement provides that the Board of Directors or Compensation Committee may increase the base salary under the agreements at the beginning of each year, with such increases to be at least 7.5% for Messrs. D.N. and A.W. Pierce and S.J. Duncan. Each Named Executive Officer is entitled under his respective employment agreement to certain continuation of compensation in the event the agreement is terminated upon death or disability or the Company terminates the agreement other than for cause.

     In addition to the foregoing terms, Mr. Maciolek's employment agreement provides for annual bonuses of $100,000, payable in cash, stock, or options, as may be determined by the Board of Directors or the Compensation Committee, based on the progress of projects on which Mr. Maciolek is primarily engaged. On each of May 12, 1999 and 2000, Mr. Maciolek is entitled to receive a bonus in the form of a $100,000 credit that may be applied against the exercise of his options to purchase Common Stock.

     Each executive employment agreement provides that, on the occurrence of a change of control event, the employee may terminate the agreement. In the event of such termination, the employee is entitled to a termination payment equal to 150% of his annual salary (100% in the case of Messrs. Tatum and Maciolek), and the value of previously granted employee benefits. Additionally, the Company is required to maintain certain benefits and, in the case of Messrs. D.N. and A.W. Pierce and S.J. Duncan, repurchase outstanding options. Options held by Messrs. Maciolek and Tatum will immediately vest on such termination. For purposes of the foregoing, a change of control shall exist on any of the following events:
(i) the sale by the Company of all or substantially all of its assets; (ii) a transaction or series of transactions resulting in a single person or group of persons under common control owning 25% of the outstanding Common Stock; (iii) a change in the composition of the Board of Directors so that more than 50% of the directors are persons neither nominated nor elected by the Board of Directors or any authorized committee; (iv) the decision by the Company to terminate its business and liquidate its assets; or (v) a merger or consolidation of the Company in which the Company's existing shareholders own less than 50% of the outstanding voting shares of the surviving entity.

     Options Granted to Officers, Directors, Employees, and Consultants

     The Company currently has outstanding options to purchase an aggregate of 3,413,667 shares that have been granted to officers, directors, employees, and consultants of the Company. Of such options, 2,329,012 contain vesting limitations contingent on continuing association with the Company. These options are exercisable at prices ranging between $1.50 and $10.25 per share. Options issued to executive officers and directors contain terms providing that in the event of a change in control of the Company and at the election of the optionee, the unexercised options will be canceled, and the Company will pay to the optionee an amount equal to the number of unexercised options multiplied by the amount by which the fair market value of the Common Stock as of the date preceding the change of control event exceeds the option exercise price. The grants of options to officers and directors were not the result of arm's length negotiations.

REPORT OF THE COMPENSATION COMMITTEE

   General

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the Company's ability to recruit and retain qualified executive and other personnel, including stock option and award programs that create long-term incentive for executive management and key employees by enabling them to acquire an equity stake in the Company.

     The Company's basic compensation practices consist of salary, bonus, and stock options. In developing and implementing compensation policies and procedures, the Compensation Committee's objectives are to provide rewards for the long-term value of individual contribution and performance to the Company; provide rewards that are both recurring and non-recurring and both financial and non-financial; provide for fairness and consistency; pay competitively; conduct an effective performance review process; and meet all legal requirements

      The functions of the Compensation Committee are to:

     - Review and recommend to the Board of Directors the amount and manner of compensation of the chief executive officer for final determination by the Board of Directors.

     - Consider the recommendations of the chief executive officer respecting the amount and manner of compensation of the other executive officers and recommend to the Board of Directors the amount and manner of compensation for such executive officers for final determination by the Board of Directors.

     - Consult with the chief executive officer respecting the amount and manner of compensation for other executive level personnel.

     - Counsel with the chief executive officer in personnel matters, management organization, long range management successive planning.

     - Support an employment environment of equal opportunity without regard to discrimination on the basis of age, race, religion, sex, or national origin.

     - Prepare for inclusion in the Company's proxy or information statement for its annual shareholders' meeting disclosure of the compensation committee's compensation policies applicable to executive officers, including the specific relationship of corporate performance to executive compensation.

     - Develop and administer the Company's stock option and stock award plans for executive officers and other employees.

   1999 Compensation Review

      Utilizing the criteria and objectives set forth above, in November 1998, the Compensation Committee met to review 1998 year-end employee bonus and option awards. Initially, the Committee reviewed the budget prepared by management for the balance of 1998 through 1999 and early 2000 and discussed in detail the Company's capital requirements, discretionary expenditures, and alternative sources of capital. The material prepared by management included a proposal for cash bonuses and stock awards to be granted prior to the end of the year.

     In reviewing the performance of the Company's employees as a whole, the Compensation Committee specifically reviewed the individual objective criteria that had been established at the beginning of 1998 as a measure of performance for the chief executive officer and other executives of the Company. The Compensation Committee discussed those objectives that had been met or exceeded as well as those objectives that had not been met, reviewing the extent to which the failure to meet specific objectives was reasonably within the control or responsibility of the Company 's management. Other management accomplishments not included in the objective criteria were also discussed.

     In reviewing the cash resources and required and optional expenditures, the Compensation Committee considered alternative non-cash methods of compensation for the Company 's executives that would enable the Company to conserve its short-term cash requirements. This included a discussion of the possible effect of significant cash expenditures for executive and other employee bonuses.
Based upon such discussions and the ongoing activities of the Company, the Compensation Committee determined to grant cash bonuses equal to the bonuses paid in the preceding year based on the Company's progress in acquiring additional exploration rights in Poland, expanding the Company's strategic alliances and, in general, in advancing the Company's exploration program in Poland, without ascribing any specific relative significance of the individual criteria. Because of the possible future development opportunities which may require additional capital, the Compensation Committee elected to defer payment of such bonuses until the Company obtains significant additional capital.

     Management proposed, and the Compensation Committee approved, stock option awards for executives approximately 5,000 shares higher than those granted in 1997. After discussion, it was agreed management would use its discretion as to the timing and appropriateness of options for the Company's Montana and other non-executive personnel.

     Based on the recommendation of management, the Compensation Committee agreed to continue salaries at current levels until the Company obtains significant additional funding.

     It was also agreed that the $17,000 monthly fee payable to Lovejoy Associates, Inc. would continue for the 12 months of 1999, and that the fee will accrue but not be paid until completion of additional financing.

       The Compensation Committee and Board of Directors ordinarily awards employee options each year at its regularly scheduled board meeting at the end of the year. In November 1998, on recommendation of the Compensation Committee, the Board of Directors approved grants to thirty-five individuals, including thirty employees, two consultants and three directors, to purchase a total of 480,000 shares at a price of $8.625 per share. Included in this number are options to purchase 260,000 shares granted to executive officers, as described above. All options granted will vest in three equal increments, commencing on the first anniversary of grant, with a seven year exercise period.

      1998 Chief Executive Officer Compensation Review

       The Compensation Committee and Board of Directors had previously established the base salary of the chief executive officer by reference to an informal overview of similar companies, adjusted as the Compensation Committee deemed appropriate for variations in geographic location, size, emphasis on exploration as compared to the level of production and reserves, and profitability. Because of the foregoing variations, the group of similar firms reviewed by the Compensation Committee did not include all of the firms included in the peer group whose stock performance is reflected in the performance graph presented below. As noted above, the Compensation Committee recommended that salaries for executive officers not be increased at the present time.

       The annual bonus for the chief executive officer was awarded on the same basis as applied to other executives. Non-financial goals included continuing the development of the Company's relationships with the government of Poland and the Company's strategic partners, furthering the Company's exploration acreage and potential in Poland, negotiating and developing exploration schedules with strategic partners, efforts to obtain additional funding, conceiving and implementing programs to achieve growth, maintaining compliance with regulatory requirements, achieving a high regard of shareholders and the broad business community in the integrity of the Company and its management, and minimizing factors that represent significant business risks, without any specific weight assigned to any specific factors. The Committee believes that these accomplishments outweighed the delays in having two exploration tests completed in Poland by the end of 1998 and documenting the proposed joint participation of the Company, Apache Corporation, and the Polish Oil and Gas Company in the Lachowice area, which the Committee deemed to be largely due to factors outside the chief executive officer's ability to control. Because of the nature of the Company's activities, the Committee did not establish significant specific financial goals of performance for the chief executive officer for 1998, except for the general goal of maintaining the financial well-being of the Company and managing its financial resources.

       The Committee intends that stock options serve as a significant component of the CEO's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing shareholder value. In 1998, upon the recommendation of the Compensation Committee, the Board of Directors awarded Mr. Pierce stock options to purchase 60,000 shares of Common Stock.

The foregoing report has been furnished by:       Thomas B. Lovejoy
                                                  Jay W. Decker
                                                  Peter L. Raven

COMPENSATION AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Compensation Committee are Thomas B. Lovejoy, Jay W. Decker, and Peter L. Raven. No member of such committee is a present or former officer of the Company or any subsidiary. There are no other interlocks. No member of such Committee, his family, or his affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year, except for the engagement of Lovejoy Associates, Inc., as a financial consultant (see "Certain Relationships and Related Transactions"). No executive officer of the Company serves as an executive officer, director, or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation Committee of the Company.

FIVE YEAR PERFORMANCE COMPARISON

      The graph on the following page provides an indicator of cumulative total shareholder returns for the Company as compared with the Total Returns Index for the Nasdaq Stock Market (US companies) and industry group. The industry peer group selected by the Company is comprised of US companies whose stock is traded on Nasdaq and which are included in Standard Industrial Code 131 entitled
"Crude Petroleum and Natural Gas."   For the five year period shown on the
graph, the total number of Peer Group distinct issues is 181. The total active issues on 12/31/98 was 57. The Peer Group comprised of firms in Standard Industrial Classification Code 131 is different than the group of firms similar to the Company considered in determining executive compensation. The Compensation Committee selected firms from the Standard Industrial Classification Code 131 that were similar to the Company in terms of geographic location, size, and emphasis on exploration as compared to the level of production and reserves, and profitability. However, the Company believes that is appropriate to provide cumulative total shareholder returns data based on the broader Industrial Classification Code group involving a larger number of firms.


                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                                  the Company

Performance Graph appears here.  Detailed below are the plot points:

                                                   Nasdaq Stocks (SIC 1310-1319
                             Nasdaq Stock Market      US Companies) Crude
               The Company     (US Companies)       Petroleum & Natural Gas
               -----------   -------------------   ------------------------

01/1995          100.00            100.00                 100.00
02/1995           96.224           105.290                 99.707
03/1995           98.187           108.411                105.190
04/1995           94.411           111.827                106.034
05/1995           92.447           114.714                107.744
06/1995           71.752           124.010                107.591
07/1995           45.317           133.126                107.703
08/1995           52.870           135.827                106.140
09/1995           71.752           138.950                108.952
10/1995           84.985           138.148                103.276
11/1995           84.018           141.394                105.111
12/1995           60.423           140.641                112.514

01/1996           124.622          141.333                116.498
02/1996           107.644          146.713                119.318
03/1996            90.634          147.195                116.667
04/1996           168.066          159.405                126.868
05/1996           253.021          164.995                133.826
06/1996           249.245          159.951                141.605
07/1996           211.480          145.011                132.830
08/1996           251.148          153.135                133.191
09/1996           294.562          164.848                145.537
10/1996           287.009          163.026                152.272
11/1996           271.903          173.106                158.564
12/1996           279.456          172.949                162.626

01/1997           373.867          185.241                165.365
02/1997           317.221          174.995                139.053
03/1997           320.997          163.569                141.874
04/1997           207.704          168.682                134.202
05/1997           256.798          187.871                147.352
06/1997           245.468          193.626                157.188
07/1997           230.363          214.049                157.172
08/1997           275.680          213.794                169.417
09/1997           197.311          226.407                193.579
10/1997           200.151          214.648                190.929
11/1997           200.151          215.811                172.246
12/1997           196.375          212.117                154.994

01/1998           217.160          218.857                147.103
02/1998           251.133          239.437                146.716
03/1998           294.562          248.221                157.399
04/1998           362.538          252.320                148.652
05/1998           315.347          238.290                157.562
06/1998           271.903          254.991                139.104
07/1998           237.915          251.954                120.688
08/1998           181.269          202.219                 93.495
09/1998           241.692          230.344                103.085
10/1998           271.903          240.288                100.881
11/1998           226.586          264.605                 86.861
12/1998           305.891          298.885                 75.190


NOTES:
  A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B.The indexes are reweighted daily, using the market capitalization of the previous trading day.
  C.If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
  D.The index level for each series was set to $100 on January 31, 1995, the date on which the Company registered its Common Stock under Section 12 of the Exchange Act. (The graph indicates the value over time of a $100 investment in the Company made on January 31, 1995 compared to a $100 investment in each of the other two categories made on the same date.)
  E.The Company  began trading on the Nasdaq market in June 1996; from January
    1995 until June 1996 the Company traded on the Electronic Bulletin Board under the symbol FOEX.

             PROPOSAL 2:  APPROVAL OF 1998 STOCK OPTION AND AWARD PLAN

GENERAL

     On November 10, 1998, the Board of Directors of the Company approved the terms of the 1998 Stock Option and Award Plan (the "1998 Plan"). In order for certain 1998 Plan provisions relating to incentive stock options to be effective, it must be approved by the Stockholders of the Company and is being submitted for such approval pursuant to this Proxy Statement.

     In the following paragraphs a summary of the terms of the 1998 Plan is provided. The following summary is qualified in its entirety by the provisions of the 1998 Plan, a copy of which is attached hereto as Appendix "A".

PLAN SUMMARY

     The Board of Directors of the Company believes that it is important that senior management as well as other employees and individuals who contribute to the success of the Company have a stake in the enterprise as Stockholders. Consistent with this belief, the award of stock options has been and will continue to be an important element of their compensation program. The Board of Directors and the Stockholders previously approved and adopted the 1995 Stock Option and Award Plan, the 1996 Stock Option and Award Plan, and the 1997 Stock Option and Award Plan. Through December 31, 1998, options to purchase an aggregate of 1,385,667 shares had been granted under such plans, leaving 114,333 shares available under such plans. As the award of stock options is an important element of the Company's compensation program, the Board of Directors believes that another plan should be adopted.

     The 1998 Plan is intended to (a) attract competent directors, executive personnel, and other employees, (b) ensure the retention of the services of existing directors, executive personnel and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

     The 1998 Plan is to be administered either by the Board of Directors or by the appropriate committee (the "Committee") to be appointed from time to time by such Board of Directors. Currently the Compensation Committee recommends to the Board of Directors actions respecting the 1998 Plan. Awards granted under the 1998 Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code (the "Code"), appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to employees, including officers and directors, who, in the opinion of the Board or the Committee, have contributed, or are expected to contribute, materially to the success of the Company. In addition, at the discretion of the Board of Directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to the success of the Company.

     The exercise price of options granted under the 1998 Plan is to be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% Stockholders). Options granted under the 1998 Plan shall expire not later than ten years after the date of grant (five years in the case of ISOs granted to 10% Stockholders). The option price may be paid by cash or, at the discretion of the Company's Board of Directors or Committee, by delivery of shares of Common Stock of the Company already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

     All of the employees, officers, and directors of the Company are eligible to participate under the 1998 Plan. A maximum of 500,000 shares are available for grant under the 1998 Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards are determined by the Board of Directors or the Committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

     The aggregate number of shares with respect to which options or stock awards may be granted under the 1998 Plan, the number of shares covered by each outstanding option, and the purchase price per share, shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares. In the case of an ISO, the ratio of the option price immediately after the change to the fair market value of the stock subject to the option immediately after the corporation transaction must not be more favorable to the optionee on a share by share basis than the ratio of the old option price to the fair market value of the stock subject to the option immediately before such transaction. All such adjustments shall be made by the Board or the Committee, whose good faith determination shall be binding absent manifest error.

     The Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the 1998 Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by the Stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the 1998 Plan either in the aggregate or to any eligible employee; (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the 1998 Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the 1998 Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the 1998 Plan.

CERTAIN TAX MATTERS

     A participant to whom a nonqualified option is granted will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

     If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of nonqualified option shares received which exceed the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

     Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

     Under the 1998 Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

     Under the terms of the 1998 Plan, the Board of Directors or the Committee may also grant stock awards which may, at the discretion of such Board of Directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the Committee can require the payment of par value at the time of the grant). The Company will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

ISSUANCE OF OPTIONS PURSUANT TO THE 1998 PLAN

     At the time of adoption of the 1998 Plan, the Board of Directors also approved the grant of options to purchase an aggregate of 158,000 shares of Common Stock at an exercise price of $8.625 per share under the 1998 Plan. Each option annually vests, commencing on the first anniversary of the date of grant, to become exercisable to purchase 1/3 of the Common Stock covered by such option. If the 1998 Plan is approved by the Stockholders at the Annual Meeting, an aggregate of 158,000 of the 500,000 options approved by the Board of Directors will qualify as ISOs and be subject to the treatment described above.

VOTE REQUIRED

     Adoption of the 1998 Plan requires the approval of a majority of the shares present, in person or represented by Proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same legal effect as a vote against the approval of the 1998 Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 PLAN. IT IS INTENDED THAT, IN THE ABSENCE OF CONTRARY SPECIFICATIONS, VOTES WILL BE CAST PURSUANT TO THE ENCLOSED PROXIES FOR THE APPROVAL OF THE 1998 PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      The selection of the Company's auditors will not be submitted to the Stockholders for their approval in the absence of a requirement to do so. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.



                             STOCKHOLDER PROPOSALS

      No proposals have been submitted by Stockholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Stockholders will be held during May 2000. Stockholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2000 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than November 15, 1999, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.


                                 OTHER MATTERS

     Management does not know of any business other than that referred to herein which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign, and return it promptly in the envelope provided. The signing of a Proxy by no means prevents your attending the meeting.

                              By Order of the Board of Directors

                              FX ENERGY, INC.



                              /s/ Scott J. Duncan, Secretary

Salt Lake City, Utah
March 30, 1999

                                    PROXY
                                FX ENERGY, INC.

ANNUAL MEETING OF THE SHAREHOLDERS OF        (THIS PROXY IS SOLICITED ON BEHALF
FX ENERGY, INC. ON MAY 4, 1999                      OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, with full power of substitution, to vote the shares of common stock of FX ENERGY, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at Little America Hotel, 500 South Main, Salt Lake City, Utah, on May 4, 1999, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, SUCH PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

      To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

      The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

      1. To elect each of the following nominees to serve as a director for a term expiring at the 2002 Annual Meeting of the Shareholders of the Company and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee's name.

          David N. Pierce                              Peter L. Raven

     2.   To approve the FX Energy, Inc. 1998 Stock Option and Award Plan.

            FOR  [--]          AGAINST [--]        WITHHOLD AUTHORITY    [--]

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment (s) thereof.

            FOR  [--]          AGAINST [--]        WITHHOLD AUTHORITY    [--]


PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF
THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR
SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated: ---------------------                Number of Shares Held of Record

----------------------------                ----------------------------------
Number of Shares Held at a                  Name of Brokerage or Clearing House
Brokerage or Clearing House


----------------------------                ----------------------------------
Signature                                   Signature (if held jointly)

----------------------------                ----------------------------------
Print Name                                  Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:                       FX ENERGY, INC.
                                            3006 SOUTH HIGHLAND DRIVE, SUITE 206
                                            SALT LAKE CITY, UTAH  84106

                                FX ENERGY, INC.

                        1998 STOCK OPTION AND AWARD PLAN


     FX ENERGY, INC., a Nevada corporation (the "Company"), hereby adopts this "FX Energy, Inc., 1998 Stock Option and Award Plan" (the "Plan"), effective as of the 10th day of November, 1998, under which options to acquire stock of the Company or bonus stock may be granted from time to time to employees, officers, and directors, of the Company or its subsidiaries. In addition, at the discretion of the Board of Directors or other administrator of this Plan, options to acquire stock of the Company or bonus stock may from time to time be granted under this Plan to other individuals who contribute to the success of the Company or its subsidiaries but who are not employees, officers, or directors of the Company, all on the terms and conditions set forth herein.

     1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified executives and employees capable of assisting in the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who are perceived by management as having contributed to the success of the Company or who are important to the continued business and operations of the Company. The above aims will be effectuated through the granting of options ("Options") to purchase shares of common stock of the Company, par value $0.001 per share (the "Stock"), or the granting of awards of bonus stock ("Stock Awards"), all subject to the terms and conditions of this Plan. It is intended that the Options issued pursuant to this Plan include, when designated as such at the time of grant, options which qualify as Incentive Stock Options ("Incentive Options") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment or successor provision of like tenor. If the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended that Options or Stock Awards granted pursuant to this Plan qualify for the exemption provided for in Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") or any amendment or successor rule of like tenor when granted in accordance with the provisions of such rule.

     2. Shareholder Approval. The Plan shall become effective immediately on adoption by the Board of Directors of the Company (the "Board") and awards under the Plan can be made at that time or at any subsequent time. The Plan shall be submitted to the Company's shareholders in the manner set forth below:

          (a) Within 12 months after the Plan has been adopted by the Board, the Plan shall be submitted for approval by those shareholders of the Company who are entitled to vote on such matters at a duly held shareholders' meeting or approved by the unanimous written consent of the holders of the issued and outstanding Stock of the Company. If the Plan is presented at a shareholders' meeting, it shall be approved by the affirmative vote of the holders of a majority of the issued and outstanding Stock in attendance, in person or by proxy, at such meeting. Notwithstanding the foregoing, the Plan may be approved by the shareholders in any other manner not inconsistent with the Company's articles of incorporation and bylaws, the applicable provisions of state corporate laws, and the applicable provisions of the Code and regulations adopted thereunder.

          (b) In the event the Plan is so approved, the secretary of the Company shall, as soon as practicable following the date of final approval, prepare and attach to this Plan certified copies of all relevant resolutions adopted by the shareholders and the Board.

          (c) Failure to obtain shareholder approval on or before the date that is twelve months subsequent to the adoption of this Plan by the Board shall not invalidate this Plan or affect awards previously granted under the Plan; provided that none of the Options issued under this Plan will qualify as Incentive Options.

     3. Administration of the Plan. Administration of the Plan shall be determined by the Board. Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of the Plan or specific administrative duties with respect to the Plan, on such terms and to such committees of the Board as it deems proper. Any Option or Stock Award approved by the Board shall be approved by a majority vote of those members of the Board in attendance at a meeting at which a quorum is present. Any Option or Stock Award approved by a committee designated by the Board shall be approved as specified by the Board at the time of delegation. The interpretation and construction of the terms of the Plan by the Board or duly authorized committee shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or duly authorized committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

     The Board's or duly authorized committee's determination under the Plan (including without limitation determinations of the persons to receive Options or Stock Awards, the form, amount, and timing of such Options or Stock Awards, the terms and provisions of such Options or Stock Awards, and the agreements evidencing same) need not be uniform and may be made by the Board or duly authorized committee selectively among persons who receive, or are eligible to receive, Options or Stock Awards under the Plan, whether or not such persons are similarly situated.

     4. Shares of Stock Subject to the Plan. A total of 500,000 shares of Stock may be subject to, or issued pursuant to, Options or Stock Awards granted under the terms of this Plan. Any shares subject to an Option or Stock Award under the Plan, which Option or Stock Award for any reason expires or is forfeited, terminated, or surrendered unexercised as to such shares, shall be added back to the total number of shares reserved for issuance under the terms of this Plan. If any right to acquire Stock granted under the Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

     5. Reservation of Stock on Granting of Option. At the time of granting any Option under the terms of this Plan, there will be reserved for issuance on the exercise of the Option the number of shares of Stock of the Company subject to such Option. The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company.

     6. Eligibility. Options or Stock Awards under the Plan may be granted to employees, including officers and directors, of the Company or its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company as may be deemed in the best interest of the Company by the Board or duly authorized committee. Such Options or Stock Awards shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Board or duly authorized committee at the time of grant, all as may be within the general provisions of this Plan.

     7.   Term of Options and Certain Limitations on Right to Exercise.

          (a) Each Option shall have the term established by the Board or duly authorized committee at the time the Option is granted but in no event may an Option have a term in excess of ten years.

          (b) The term of the Option, once it is granted, may be reduced only as provided for in this Plan or under the written provisions of the Option.

          (c) Unless otherwise specifically provided by the written provisions of the Option, no holder or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until the holder exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and the Option and then only to the extent of the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date the Stock subject to the Option is acquired by the holder.

          (d) Options under the Plan shall vest and become exercisable at such time or times and on such terms as the Board or duly authorized committee may determine at the time of the grant of the Option.

          (e) Options granted under the Plan shall contain such other provisions, including, without limitation, further restrictions on the vesting and exercise of the Option, as the Board or duly authorized committee shall deem advisable.

          (f) In no event may an Option be exercised after the expiration of its term.

          (g) Unless otherwise specifically provided by the written provisions of an Option granted pursuant to this Plan, upon receipt of (i) any request that the exercise of the Option or the resale of any shares of Stock issued or to be issued on exercise of such Option will be registered under the Securities Act; or (ii) any notice of exercise of the Option pursuant to its terms, in lieu of any obligation to effect any registration with respect to the Options or shares of Stock issuable on such Option or in lieu of delivering shares of Stock on the exercise of the Option, the Company may, within five business days of receipt of such request to register or notice of exercise, purchase, in whole or in part, such Options from the Optionee at an amount in cash equal to the difference between (a) the then current fair market value (as defined below) of the Stock on the day of such repurchase and (b) the exercise price in effect on such day.
     In order to exercise such right, the Company must provide written notice to the optionee at least five days prior to the date that the Company proposes to repurchase such Options. For purposes of this section, the fair market value of the Stock shall be determined by the Board or duly authorized committee based on the closing price for the Stock as quoted on a registered national securities exchange or, if not listed on a national exchange, the Nasdaq Stock Market ("Nasdaq"), on the trading day immediately preceding the date that the Company provides notice of its intent to repurchase the Options, or, if not listed on such an exchange or included on Nasdaq, the closing price for the Stock as determined by the Board or duly authorized committee through any other reliable means of determination available on the close of business on the trading day last preceding the date of providing the notice.

     8. Exercise Price. The exercise price of each Option issued under the Plan shall be determined by the Board or duly authorized committee on the date of grant.

     9. Payment of Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company; provided that, at the discretion of the Board or duly authorized committee, the written provisions of the Option may provide that payment can be made in whole or in part in shares of Stock of the Company that have been owned by the optionee for more than six months or by the surrender of Options to acquire Stock from the Company that have been held for more than six months, which Stock or Options shall be valued at their then fair market value as determined by the Board or duly authorized committee. Any consideration approved by the Board or duly authorized committee that calls for the payment of the exercise price over a period of more than one year shall provide for interest, which shall not be included as part of the exercise price, that is equal to or exceeds the imputed interest provided for in section 483 of the Code or any amendment or successor section of like tenor.

     10. Withholding. If the grant of a Stock Award or the grant or exercise of an Option pursuant to this Plan, or any other event in connection with any such grant or exercise, creates an obligation to withhold income and employment taxes pursuant to the Code or applicable state or local laws, such obligation may, at the discretion of the Board or duly authorized committee at the time of the grant of the Option or Stock Award and to the extent permitted by the terms of the Option or Stock Award and the then governing provisions of the Code and the Exchange Act, be satisfied (i) by the holder of the Option or Stock Award delivering to the Company an amount of cash equal to such withholding obligation; (ii) by the Company withholding from any compensation or other amount owing to the holder of the Option or Stock Award the amount (in cash, Stock, or other property as the Company may determine) of the withholding obligation; (iii) by the Company withholding shares of Stock subject to the Option or Stock Award with a fair market value equal to such obligation; or (iv) by the holder of the Option or Stock Award either delivering shares of Stock that have been owned by the holder for more than six months or canceling Options or other rights to acquire Stock from the Company that have been held for more than six months with a fair market value equal to such requirements. In all events, delivery of shares of Stock issuable on exercise of the Option or on grant of the Stock Award shall be conditioned upon and subject to the satisfaction or making provision for the satisfaction of the withholding obligation of the Company resulting from the grant or exercise of the Option, grant of the Stock Award, or any other event. The Company shall be further authorized to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes.

     11. Incentive Options--Additional Provisions. In addition to the other restrictions and provisions of this Plan, any Option granted hereunder that is intended to be an Incentive Option shall meet the following further requirements:

          (a) The exercise price of an Incentive Option shall not be less than the fair market value of the Stock on the date of grant of the Incentive Option as determined by the Board or duly authorized committee based on the closing price for the Stock as quoted on a registered national securities exchange or, if not listed on a national exchange, the Nasdaq Stock Market ("Nasdaq"), over the five-day trading period immediately prior to the date of grant of such Incentive Option, or, if not listed on such an exchange or included on Nasdaq, the closing price for the Stock as determined by the Board or duly authorized committee through any other reliable means of determination available on the close of business on the trading day last preceding the date of grant of such Incentive Option and permitted by the applicable provisions of the Code.

          (b) No Incentive Option may be granted under the Plan to any individual that owns (either of record or beneficially) Stock possessing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation unless both the exercise price is at least 110% of the fair market value of the Stock on the date the Option is granted and the Incentive Option by its terms is not exercisable more than five years after the date it is granted.

          (c) Incentive Options may be granted only to employees of the Company or its subsidiaries and only in connection with that employee's employment by the Company or a subsidiary. Notwithstanding the above, directors and other individuals who have contributed to the success of the Company or its subsidiaries may be granted Incentive Options under the Plan, subject to, and to the extent permitted by, applicable provisions of the Code and regulations promulgated thereunder, as they may be amended from time to time.

          (d) The aggregate fair market value (determined as of the date the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and all other plans of the Company and its subsidiaries) may not exceed $100,000.

          (e) No Incentive Option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee to whom the Incentive Option is granted.

          (f) No individual acquiring shares of Stock pursuant to any Incentive Option granted under this Plan shall sell, transfer, or otherwise convey the Stock until after the date that is both two years after the date the Incentive Option was granted and one year after the date the Stock was acquired pursuant to the exercise of the Incentive Option. If any individual makes a disqualifying disposition, he or she shall notify the Company within 30 days of such transaction.

          (g) No Incentive Option may be exercised unless the holder was, within three months of such exercise, and had been since the date the Incentive Option was granted, an eligible employee of the Company as specified in the applicable provisions of the Code, unless the employment was terminated as a result of the death or disability (as defined in the Code and the regulations promulgated thereunder as they may be amended from time to time) of the employee or the employee dies within three months of the termination. In the event of termination as a result of disability, the holder shall have a one year period following termination in which to exercise the Incentive Option. In the event of death of the holder, the Incentive Option must be exercised within six months after the issuance of letters testamentary or administration or the appointment of an administrator, executor, or personal representative, but not later than one year after the date of termination of employment. An authorized absence or leave approved by the Board or duly authorized committee for a period of 90 days or less shall not be considered an interruption of employment for any purpose under the Plan.

          (h) All Incentive Options shall be deemed to contain such other limitations and restrictions as are necessary to conform the Incentive Option to the requirements for "incentive stock options" as defined in section 422 of the Code, or any amendment or successor statute of like tenor.

All of the foregoing restrictions and limitations are based on the governing provisions of the Code as of the date of adoption of this Plan. If at any time the Code is amended to permit the qualification of an Option as an incentive stock option without one or more of the foregoing restrictions or limitations or the terms of such restrictions or limitations are modified, the Board or duly authorized committee may grant Incentive Options, and may modify outstanding Incentive Options in accordance with such changes, all to the extent that such action by the Board or duly authorized committee does not disqualify the Options from treatment as incentive stock options under the provisions of the Code as may be amended from time to time.

     12. Awards to Directors and Officers. To the extent the Company has a class of securities registered under the Exchange Act, Options or Stock Awards granted under the Plan to directors and officers (as used in Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor) intended to qualify for the exemption from section 16(b) of the Exchange Act provided in Rule 16b-3 shall, in addition to being subject to the other restrictions and limitations set forth in this Plan, be made as follows:

          (a) A transaction whereby there is a grant of an Option or Stock Award pursuant to this Plan must satisfy one of the following:

               (i) The transaction must be approved by the Board or duly authorized committee composed solely of two or more non-employee directors of the Company (as defined in Rule 16b-3);

               (ii) The transaction must be approved or ratified, in compliance with section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting of the shareholders of the Company held in accordance with the applicable laws of the state of incorporation of the Company; or, if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by applicable laws of the state of incorporation of the Company, of the securities of the Company entitled to vote. If the transaction is ratified by the shareholders, such ratification must occur no later than the date of the next annual meeting of shareholders; or

               (iii) The Stock acquired must be held by the officer or director for a period of six months subsequent to the date of the grant; provided that if the transaction involves a derivative security (as defined in section 16 of the Exchange Act), this condition shall be satisfied if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than on exercise or conversion) or its underlying equity security.

          (b) Any transaction involving the disposition by the Company of its securities in connection with Options or Stock Awards granted pursuant to this Plan shall:

               (i) be approved by the Board or duly authorized committee composed solely of two or more non-employee directors (as defined in Rule 16b-3); or

               (ii) be approved or ratified, in compliance with section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state of incorporation of the Company or, if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by applicable laws of the state of incorporation of the Company, of the securities of the Company entitled to vote; provided that such ratification occurs no later than the date of the next annual meeting of shareholders.

All of the foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the date of adoption of this Plan. If at any time the governing provisions are amended to permit an Option to be granted or exercised or Stock Award to be granted pursuant to Rule 16b-3 or any amendment or successor rule of like tenor without one or more of the foregoing restrictions or limitations, or the terms of such restrictions or limitations are modified, the Board or duly authorized committee may award Options or Stock Awards to directors and officers, and may modify outstanding Options or Stock Awards, in accordance with such changes, all to the extent that such action by the Board or duly authorized committee does not disqualify the Options or Stock Awards from exemption under the provisions of Rule 16b-3 or any amendment or successor rule of similar tenor.

     13. Stock Appreciation Rights and Other Tandem Rights. The Board or duly authorized committee, at the time of granting any award under the terms of this Plan, shall have the authority to grant stock appreciation rights or other tandem rights with respect to all or some of the shares of Stock covered by such award pursuant to which the holder shall have the right to surrender all or part of such award and thereby exercise the tandem rights; provided, however, that the holder shall not have such right to surrender and obtain payment during the first six months of the term of the award, except in the event of death or disability of the holder during such six-month period. Any payment under the terms of the tandem rights may be made by the Company, at the discretion of the Board or duly authorized committee as set forth in the written award, in Stock (at its fair market value on the date of the notice of exercise, as determined by the Board or committee) or in cash, or partly in Stock and partly in cash, as the Company may determine. Any stock appreciation rights or other tandem rights granted under the terms of this section may be exercised only when, and only to the extent that, the holder is entitled to exercise all or a portion of the underlying award. The terms of any stock appreciation or other rights granted shall, within the provisions of this Plan, be established by the Board or committee at the time of grant, and any rights created thereby can only be transferred in connection with the transfer of the underlying award. Stock appreciation rights may only be exercised at a time when the fair market value of the Stock subject to the award exceeds the exercise price of the award.

     14. Stock Awards. The Board or duly authorized committee may grant Stock Awards to individuals eligible to participate in this Plan, in the amount, and subject to the provisions determined by the Board or duly authorized committee. The Board or duly authorized committee shall notify in writing each person selected to receive a Stock Award hereunder as soon as practicable after he or she has been so selected and shall inform such person of the number of shares he or she is entitled to receive, the approximate date on which such shares will be issued, and the Forfeiture Restrictions applicable to such shares. (For purposes hereof, the term "Forfeiture Restrictions" shall mean any prohibitions against sale or other transfer of shares of Stock granted under the Plan and the obligation of the holder to forfeit his or her ownership of or right to such shares and to surrender such shares to the Company on the occurrence of certain conditions.) The Board or duly authorized committee may, at its discretion, require the payment in cash to the Company by the award recipient of the par value of the Stock. The shares of Stock issued pursuant to a Stock Award shall not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during such period or periods of time which the Board or duly authorized committee shall establish at the time of the grant of the Stock Award. If a Stock Award is made to an employee of the Company or its subsidiaries, the employee shall be obligated, for no consideration other than the amount, if any, of the par value paid in cash for such shares, to forfeit and surrender such shares as he or shall have received under the Plan which are then subject to Forfeiture Restrictions to the Company if he or she is no longer an employee of the Company or its subsidiaries for any reason; provided that in the event of termination of the employee's employment by reason of death or total and permanent disability, the Board or duly authorized committee, in its sole discretion, may cancel the Forfeiture Restrictions. Certificates representing shares subject to Forfeiture Restrictions shall be appropriately legended as determined by the Board or duly authorized committee to reflect the Forfeiture Restrictions, and the Forfeiture Restrictions shall be binding on any transferee of the shares.

     15. Assignment. At the time of grant of an Option or Stock Award, the Board or duly authorized Committee, in its sole discretion, may impose restrictions on the transferability of such Option or Stock Award and provide that such Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code and that, except as permitted by the foregoing, such Options or Stock Awards, granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or Stock Award, or of any right or privilege conferred thereby, contrary to the provisions thereof, or on the levy of any attachment or similar process on such rights and privileges, the Option or Stock Award and such rights and privileges shall immediately become null and void.

     16. Additional Terms and Provisions of Awards. The Board or duly authorized committee shall have the right to impose additional limitations on individual awards under the Plan. For example, and without limiting the authority of the Board or duly authorized committee, an individual award may be conditioned on continued employment for a specified period or may be voided based on the award holder's gross negligence in the performance of his or her duties, substantial failure to meet written standards established by the Company for the performance of his or her duties, criminal misconduct, or willful or gross misconduct in the performance of his or her duties. In addition, the Board or duly authorized committee may establish additional rights in the holders of individual awards at the time of grant. For example, and without limiting the authority of the Board or duly authorized committee, an individual award may include the right to immediate payment of the value inherent in the award on the occurrence of certain events such as a change in control of the Company, all on the terms and conditions set forth in the award at the time of grant. The Board or duly authorized committee may, at the time of the grant of the Option or Stock Award, establish any other terms, restrictions, or provisions on the exercise of an Option or the holding of Stock subject to the Stock Award as it deems appropriate. All such terms, restrictions, and provisions must be set forth in writing at the time of grant in order to be effective.

     17. Dilution or Other Adjustments. Unless otherwise specifically provided by the written provisions of an Option granted pursuant to this Plan, in order to prevent dilution of the rights under any Option granted pursuant to this Plan, the Plan and any Options and Stock Awards shall be subject to appropriate adjustment as follows:

          (a) In the event the Company shall declare a dividend or make any other distribution on any capital stock of the Company payable in Stock, rights to purchase Stock, or securities convertible into Stock or shall subdivide its outstanding shares of Stock into a greater number of shares or combine such outstanding Stock into a smaller number of shares, then in each such event, the aggregate number of shares of Stock then subject to the Plan shall be increased or decreased by the same proportion and the number of shares of Stock then covered by each outstanding Option granted hereunder shall be adjusted so that each such Option shall be exercisable to purchase the kind and number of shares of Stock or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. Whenever the number of shares of Stock purchasable on the exercise of Options granted hereunder are adjusted pursuant to this subparagraph, the exercise price of each such Option shall be adjusted by multiplying the exercise price per share immediately prior to such adjustment by a fraction (calculated to four decimal places), the numerator of which shall be the number of shares purchasable on the exercise of such Option immediately prior to such adjustment and the denominator of which shall be the number of shares so purchasable immediately thereafter. Shares awarded under the terms of a Stock Award, whether or not then subject to Forfeiture Restrictions, shall be entitled to the same rights as other issued and outstanding shares of Stock, including distributions pursuant to a stock split or dividend or reduction pursuant to a combination or consolidation, although any additional shares of Stock issued to the holder of a Stock Award shall be subject to the same Forfeiture Restrictions as the Stock Award.

          (b) In the event the Company shall declare a dividend or make any other distribution to the holders of its Stock, payable in evidence of its indebtedness or assets or capital stock (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe for securities, other than as referred to above, then in each such case the exercise price per share of each Option granted hereunder shall be adjusted to be equal to the exercise price theretofore applicable prior to any such adjustment multiplied by a fraction (calculated to four decimal places), the numerator of which shall be the current market price per share of Stock on the record date for such distribution less the then fair market value (as reasonably determined by the Board) of the evidence of its indebtedness or assets or capital stock so distributed applicable to one share of Stock and the denominator of which shall be the current market price per share of Stock. Shares issued under a Stock Award, whether or not subject to Forfeiture Restrictions, shall be treated as issued and outstanding although any distributions with respect to the shares awarded under the Stock Award shall be subject to the Forfeiture Restrictions then applicable to such shares and may be held by the Company or otherwise subject to restrictions on transfer until the expiration of the Forfeiture Restrictions.

          (c) In the event that any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity, or sale of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of Stock shall be entitled to receive stock or securities of any other entity or other assets with respect to or in exchange for Stock, other than as referred to above, then, as a condition of any such reorganization, reclassification, consolidation, merger, or sale, lawful adequate provisions shall be made whereby the holders of any Option granted hereunder shall thereafter have the right to acquire and receive on exercise of such Option such shares of stock, securities, or other assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding shares of Stock as would have been received on exercise of such Option immediately before such event. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of each Option to the end that the provisions thereof (including without limitations provisions for adjustments of the exercise price and for the number of shares issuable on exercise of the Option) shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of the Option. In order to effect the foregoing, the Company may require, as a condition to such transaction, that the holder of any Option granted hereunder be granted an option of substantially like tenor to purchase equity securities of such other entity so that the optionee shall be entitled to purchase the kind and number of shares of common stock or other securities of such entity which it would have been entitled to receive after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto. In the event that the exercise price of any Option granted hereunder is adjusted pursuant to subparagraph (b) of this section, the aggregate exercise price of any new option granted pursuant to this subparagraph (c) shall be equal to the difference between the aggregate exercise price of such Option immediately prior to adjustment pursuant to subparagraph (b) of this section and the aggregate adjusted exercise price immediately following such adjustment. Shares awarded under a Stock Award shall be treated as issued and outstanding, whether or not subject to Forfeiture Restrictions, although any Stock, assets, or other rights distributed shall be subject to the Forfeiture Restrictions governing the shares awarded under the Stock Award and, at the discretion of the Board or duly authorized committee, may be held by the Company or otherwise subject to restrictions on transfer by the Company until the expiration of such Forfeiture Restrictions. The Company will not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument mailed or delivered to the holders of each Option granted hereunder at the last address of the holder appearing on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire on exercise of such Option. Shares awarded under a Stock Award shall be treated as issued and outstanding, whether or not subject to Forfeiture Restrictions.

          (d) In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of their assets as a result of which a number of shares of common stock of the surviving or purchasing corporation greater or lesser than the number of shares of Stock outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of Stock, then the exercise price and number of shares issuable on exercise of each Option granted hereunder shall be adjusted in the same manner as though there was a subdivision or combination of the outstanding shares of Stock.

          (e) Adjustments pursuant to this provision shall be made whenever any event described herein occurs and shall become effective on the date of the triggering event retroactive to the record date for the determination of shareholders entitled to receive any distribution. Whenever the number of shares of Stock purchasable on the exercise of any Option granted hereunder or the exercise price of any Option are adjusted, the Company shall cause to be promptly mailed by first class mail, postage prepaid, to the holders of each Option notice of such adjustment or adjustments and shall deliver a resolution of the Board setting forth the number of shares purchasable on exercise of the Option and the exercise price thereof after such adjustment, setting forth a brief statement of the facts requiring such adjustment, together with the computation by which such adjustment was made. Such resolution, in the absence of manifest error, shall be conclusive evidence of the correctness of adjustment.

          (f) All adjustments pursuant to this section shall be made by the Board, which shall be binding on each optionee in the absence of demonstrable error. In the event the Board determines that the adjustment provided for above is unduly difficult or expensive to effect because of difficulties of valuation, the Board may, at its option and as an alternative to the adjustment, cause the Company to distribute and place in escrow for the optionee that portion of such dividend or distribution which the optionee would have received had it exercised the Option before the declaration of the dividend or the making of the distribution. Upon exercise of an Option, the optionee shall receive its portions of the dividend, distribution, or rights.

          (g) No adjustments shall be made to the Exercise Price or the number of shares of Stock issuable on exercise of any Option granted hereunder:

               (i) in connection with the issuance of any shares of Stock, securities, or other assets on the exercise of any such Option;

               (ii) in connection with the issuance of any shares of Stock, securities or other assets on the exercise or conversion of any rights, options, warrants, or other right or convertible securities containing the right to purchase or acquire Stock;

               (iii) in connection with the issuance of additional shares of Stock, securities, or other assets on account of the anti-dilution provisions contained in or relating to any Option granted hereunder or any other option, warrant, or right to acquire Stock;

               (iv) in connection with the purchase or other acquisition by the Company of any shares of Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock;

               (v) the sale or issuance by the Company of any shares of Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Stock or other securities pursuant to options, warrants, or other rights to acquire Stock or other securities; or

               (vi) if such adjustment would require a change of less than 1% in the number of shares purchasable on the exercise of such Option; provided, however, that any adjustments that would otherwise be required to be made but for this subsection shall be carried forward and taken into account in any subsequent adjustment.

          18. Options or Stock Awards to Foreign Nationals. The Board or duly authorized committee may, in order to fulfill the purposes of this Plan and without amending the Plan, grant Options or Stock Awards to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options or Stock Awards made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to provide such individuals with essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

     19. Listing and Registration of Shares. Unless otherwise expressly provided on the granting of an award under this Plan, the Company shall have no obligation to register any securities issued pursuant to this Plan or issuable on the exercise of Options granted hereunder. Each award shall be subject to the requirement that if at any time the Board or duly authorized committee shall determine, in its sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such award or the issuance or purchase of shares thereunder, such award may not be made or exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board or duly authorized committee.

     20. Expiration and Termination of the Plan. The Plan may be abandoned or terminated at any time by the Board or duly authorized committee except with respect to any Options or Stock Awards then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is: (i) ten years after the date the Plan is adopted by the Board; or (ii) ten years after the date the Plan is approved by the shareholders of the Company.

     21. Form of Awards. Awards granted under the Plan shall be represented by a written agreement which shall be executed by the Company and which shall contain such terms and conditions as may be determined by the Board or duly authorized committee and permitted under the terms of this Plan. Option agreements evidencing Incentive Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Board or duly authorized committee to qualify them as incentive stock options under section 422 of the Code or any amendment or successor statute of like tenor.

     22. No Right of Employment. Nothing contained in this Plan or any Option or Stock Award shall be construed as conferring on a director, officer, or employee any right to continue or remain as a director, officer, or employee of the Company or its subsidiaries.

     23. Leaves of Absence. The Board or duly authorized committee shall be entitled to make such rules, regulations, and determinations as the Board or duly authorized committee deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option or Stock Award. Without limiting the generality of the foregoing, the Board or duly authorized committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and
(b) the impact, if any, of any such leave of absence on any Option or Stock Award under the Plan theretofore made to any recipient who takes such leave of absence.

     24. Amendment of the Plan. The Board or duly authorized committee may modify and amend the Plan in any respect; provided, however, that to the extent such amendment or modification would cause the Plan to no longer comply with the applicable provisions of the Code with respect to Incentive Options, such amendment or modification shall also be approved by the shareholders of the Company. Subject to the foregoing and, if the Company is subject to the provisions of 16(b) of the Exchange Act, the limitations of Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor, the Plan shall be deemed to be automatically amended as is necessary (i) with respect to the issuance of Incentive Options, to maintain the Plan in compliance with the provisions of section 422 of the Code, and regulations promulgated thereunder from time to time, or any amendment or successor statute thereto, and (ii) with respect to Options or Stock Awards granted to officers and directors of the Company, to maintain the awards made under the Plan in compliance with the provisions of Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor.

                                          ATTEST:



                                          Scott Duncan, Secretary



                            SECRETARY'S  CERTIFICATE

     The undersigned, the duly constituted and elected secretary of FX Energy, Inc., hereby certifies that a duly constituted meeting of the shareholders held
on            , 1999, pursuant to notice and at which a quorum was present in accordance with the requirements of law and the Company's articles of incorporation and bylaws, the foregoing FX Energy, Inc. 1998 Stock Option and Award Plan was approved by the affirmative vote of the holders of a majority of the shares of Common Stock in attendance, in person or by proxy, at such meeting.

     DATED this        day of                 , 1999.




                                          Scott Duncan, Secretary